Exhibit 3.137

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION

OF

Automated Financial Systems Corporation

(Insert corporate name)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is: Automated Financial Systems Corporation

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD: The county within this state, in which the office of, the corporation is to be located is: New York

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of catch sham: or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The secretary of state is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Terrence Thorsen

190 Waverly Place, Apt, 3E

New York, NY 10014

SIXTH: (optional) The name and street address in this state of the registered agent upon whom process against the corporation may be served is:

SEVENTH: (optional if this provision is used, a specific date must be stated which is not before, nor more than 90 days after the date of filing) The date corporate existence shall begin, if other than the date of filing, is:

This form may not contain any attachments or riders except an original receipt evidencing reservation of name.

CERTIFICATE OF INCORPORATION

OF

Automated Financial Systems Corporation

Under Section 402 of the Business Corporation Law

Filed by:	Terrence R Thorsen
190 Waverly Place, Apt. 3E
New York, NY 10014